Exhibit 10.1

                              EMPLOYMENT AGREEMENT
                               CAROL KOBUKE NELSON

      THIS EMPLOYMENT AGREEMENT ("Agreement") is made this 12th day of July, 2005, by and between CASCADE FINANCIAL CORPORATION and CASCADE BANK (hereinafter jointly referred to as "Cascade") and CAROL KOBUKE NELSON ("Nelson") and will become effective upon execution. Cascade and Nelson are sometimes collectively referred to herein as "the Parties."

                                    RECITALS

      WHEREAS, Nelson currently serves as the President and Chief Executive Officer of Cascade under the terms of an Employment Agreement last amended on January 27, 2004; and

      WHEREAS, the Parties wish to replace that Employment Agreement with this Agreement;

      NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

      1. Term. Nelson's term of employment ("Term") under this Agreement shall commence on the date of execution of this Agreement and continue until terminated as provided in the Termination provision of this Agreement.

      2. Duties. Nelson is engaged as President and Chief Executive Officer of Cascade Financial Corporation and Cascade Bank, and is responsible for the overall operation and conduct of Cascade's business, in accordance with the laws of the State of Washington and the federal government and pursuant to the general guidelines and directions as established from time to time by the Board of Directors of Cascade (the "Board"). Subject to any required approval by the shareholders of Cascade, the Board of Directors of Cascade Bank and Cascade Financial Corporation shall appoint or nominate and recommend Nelson for election as a member of their respective Boards of Directors and, if so appointed or elected, Nelson shall serve in that capacity as long as she is employed as the President and Chief Executive Officer of Cascade Financial Corporation and Cascade Bank.

      3. Exclusive Services and Best Efforts. Nelson shall render services solely on behalf of Cascade, and in no event shall she render services directly to a customer of Cascade for the individual gain of Nelson, without Cascade's prior written consent. Nelson shall devote her full time, attention and energies, during regular business hours, to the business of Cascade. Nelson further agrees that she shall perform any and all duties to the best of her abilities. In addition to any other responsibilities which Cascade may from time to time require her to perform, Nelson shall:

            (a) Use her diligent efforts to promote the business and further the goals of Cascade;

                                                       KELLER ROHRBACK L.L.P.
                                                             SUITE 3200
                                                         1201 THIRD AVENUE
                                                  SEATTLE, WASHINGTON 98101-3052
                                                           (206) 623-1900

            (b) Conduct her business and regulate her habits so as to maintain and increase the goodwill and reputation of both Cascade and its business and to abide by all codes of ethics and other professional duties which are binding upon or applicable to general good business practices;

            (c) Not render to others, during her employment with Cascade, services of any kind or promote, participate or engage in any other business activity which would interfere with the performance of her duties under this Agreement, including, without limitation, providing consulting services or otherwise engaging in business with any person or entity which directly or indirectly competes with Cascade, unless she first obtains Cascade's prior written consent to engage in such outside activities.

      Although Nelson is required to devote her entire time, attention and energies to the business of Cascade and cannot, during the term of this Agreement, be engaged in any other business activity which interferes with her duties hereunder, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, this shall not be construed as preventing Nelson from investing her assets in such manner as will not require any services on her part in the operation of the affairs of the companies in which such investments are made, or in making other investments which do not interfere with her duties under this Agreement.

      4. Compensation. Cascade shall pay Nelson, as compensation for her full-time services during the Term of Employment, the following:

            (a) Base Compensation. Nelson will receive a monthly salary, the amount of which will be set annually by the Board ("Base Compensation"), payable in accordance with Cascade's regular payroll schedule. Base Compensation will be reviewed annually by the Compensation Committee. Nelson will receive no additional compensation for serving as a member of the Board of Directors of Cascade.

            (b) Bonus. Nelson shall receive an annual bonus set by the Compensation Committee ("Bonus"). In determining the amount of the Bonus, the Compensation Committee shall consider earnings, asset quality, factors affecting shareholder value and such other factors as the Compensation Committee shall deem appropriate.

            (c) Benefit Plans. During the Term, Nelson shall be entitled to participate in any and all employee benefit plans, including, but not be limited to, 401(k) Plan, Stock Option Plan, Deferred Compensation Plan and employee welfare and health benefit plans, established by Cascade from time to time for the benefit of all executives of Cascade. Nelson shall be required to comply with the conditions attendant to coverage by such plans and shall comply with and be entitled to benefits only in accordance with the terms and conditions of such plans as they may be amended from time to time.

      5. Business Expenses. Cascade will pay or reimburse Nelson for reasonable and necessary business expenses incurred by Nelson, which are directly related to the performance of her duties of employment, including travel, professional memberships and professional development, subject to documentation by Nelson and approval of the Chairman of the Audit Committee. Cascade will pay Nelson's current monthly club membership dues at the Everett Golf and Country Club.

                                                       KELLER ROHRBACK L.L.P.
                                                             SUITE 3200
                                                         1201 THIRD AVENUE
                                                  SEATTLE, WASHINGTON 98101-3052
                                                           (206) 623-1900

      6. Automobile. Nelson shall provide her own automobile, and Cascade shall provide her an automobile allowance of $700 per month for use of such automobile incident to her duties as President and Chief Executive Officer of Cascade. The automobile allowance may be increased from time to time as deemed appropriate by the Board.

      7. Working Facilities. Nelson shall be furnished with such working facilities as are reasonably required by Nelson to perform her duties as President and Chief Executive Officer of Cascade, which working facilities shall include, but not be limited to, an office and secretarial and staff support.

      8. Termination. This Agreement may be terminated by Cascade upon written notice to Nelson, and by Nelson upon 90 days written notice to Cascade. If Nelson resigns from Cascade, except for Good Reason as defined in paragraph 8(a) or Retirement as defined in paragraph 8(d) hereafter, she will receive only her compensation, benefits earned and expenses reimbursable through the date this Agreement is terminated. If Nelson's employment is terminated by Cascade or by Nelson for Good Reason, she shall receive the compensation provided hereafter.

            (a) Termination Without Cause/For Good Reason. If Nelson's employment is terminated by Cascade, except for cause as provided in paragraph 8(b), or by Nelson for Good Reason, Nelson shall receive a severance benefit equal to two (2) times her Base Compensation plus Bonus before salary deferrals over the twelve (12) months preceding the month of termination, less statutory payroll deductions. Such payment shall, at the option of Cascade, be made in a lump sum or in accordance with Cascade's regular payroll schedule. For purposes of this Agreement, "Good Reason" means any one or more of the following:
Reduction of Nelson's Base Compensation during the term of this Agreement without Nelson's consent (other than as part of an overall program applied uniformly to all members of senior management of the Bank); the assignment to Nelson without her consent of any duties materially inconsistent with Nelson's position as of the date of this Agreement; or a relocation or transfer of Nelson's principal place of employment that would require Nelson to commute on a regular basis more than 30 miles each way from Cascade's main office as of the date of this Agreement.

            (b) Termination for Cause. The compensation payable on termination as provided in paragraph 8(a) shall not be payable in the event Nelson's employment is terminated for cause. Termination shall be determined to be for cause only in the event: (i) Nelson is convicted of a felony or crime involving moral turpitude, or charged with a felony or crime involving moral turpitude if the Board, in its sole discretion, determines that the adverse publicity/notoriety stemming from such charge will make it difficult for Nelson to perform her duties and/or Cascade to carry on its normal business activities; or (ii) Nelson fails or refuses, after written request, to comply with any material policies adopted by the Board; (iii) Nelson is terminated for fraud, embezzlement, or willful misconduct (including, but not limited to, violation of Cascade's anti-discrimination and harassment policies); or (iv) Nelson is removed from office by the Board in order to comply with a requirement, request or recommendation from the Supervisor of Banking for the State of Washington or the Federal Deposit Insurance Corporation ("FDIC").

                                                       KELLER ROHRBACK L.L.P.
                                                             SUITE 3200
                                                         1201 THIRD AVENUE
                                                  SEATTLE, WASHINGTON 98101-3052
                                                           (206) 623-1900

      (c) Death or Disability. This Agreement will terminate immediately upon Nelson's death. If Nelson is unable to perform her duties and obligations under this Agreement for an aggregate period of ninety (90) days as a result of a physical or mental disability and cannot continue to perform her duties with reasonable accommodation, the Board may terminate this Agreement. If termination occurs due to Nelson's death, her estate will be entitled to receive only the compensation, benefits earned, and expenses reimbursable through the date this Agreement is terminated. If termination occurs due to Nelson's disability, she shall continue to receive her Salary until payments under Cascade's long-term disability plan commence, or in the event Cascade has no long-term disability plan on the date of disability, Nelson's salary shall continue for a period of six (6) months.

      (d) Retirement. If Nelson retires from Cascade after attaining age fifty-seven (57), she will receive as a severance benefit: (1) payment in an amount equal to two (2) times her Base Compensation plus Bonus before salary deferrals over the twelve (12) months prior to her retirement, with such amounts payable in twenty-four (24) consecutive, equal monthly installments, with the first such payment due on the first day of the first month following retirement;
(2) vesting of all stock options; and (3) the following health benefit coverage for her and her spouse:

            (i) Cascade will pay all premiums for benefits to Nelson and her spouse under and subject to the term of the Consolidated Omnibus Budget Reconciliation Act ("COBRA");

            (ii) Upon expiration of any applicable COBRA coverage period, if Nelson and/or her spouse are not then entitled to enroll for Medicare, Cascade shall provide at its expense an individual health insurance policy for Nelson and her spouse which will provide them with health care benefits as nearly equivalent as possible to those provided Nelson by Cascade prior to Nelson's retirement.

            (iii) Upon reaching an age when Nelson and her spouse are entitled to receive Medicare, but in no event after Nelson reaches age 65, this benefit shall terminate.

If Nelson receives benefits under this paragraph, she foregoes any entitlement to receive any other benefits under any other provisions of this Agreement, including any right to receive a "Change of Control" payment.

      9. Change of Control. If there is a Change of Control of Cascade as hereinafter defined, all Nelson's stock options shall become fully vested upon the effective date of the Change of Control. If Nelson leaves the employment of Cascade, whether voluntarily or involuntarily, within twelve (12) months after such Change of Control, Nelson shall receive an amount equal to two (2) times her Base Compensation plus Bonus before salary deferrals over the twelve (12) month period prior to the Change of Control. "Change of Control" as used herein will be deemed to have occurred when there is:

                                                       KELLER ROHRBACK L.L.P.
                                                             SUITE 3200
                                                         1201 THIRD AVENUE
                                                  SEATTLE, WASHINGTON 98101-3052
                                                           (206) 623-1900

            (a) Any individual, corporation (other than Cascade or an affiliated entity), partnership, trust, association, pool, syndicate or any other entity or any group of persons acting in concert becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, of securities of Cascade possessing fifty percent (50%) or more of the voting power for the election of Directors of Cascade;

            (b) There shall be consummated any consolidation, merger or other business combination involving Cascade or the securities of Cascade in which holders of voting securities of Cascade immediately prior to such consummation own, as a group, immediately after such consummation, voting securities of Cascade (or, if Cascade does not survive such transaction, voting securities of the corporation surviving such transaction) having less than sixty percent (60%) of the total voting power in an election of Directors of Cascade (or such other surviving corporation);

            (c) There shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Cascade (on a consolidated basis) to a party which is not controlled by or under common control with Cascade; or

            (d) Nelson shall, under no circumstances, receive a payment under 8(d) and a Change of Control payment.

      10. Federal Regulatory Provisions.

            (a) If Nelson is suspended and/or temporarily prohibited from participating in the conduct of Cascade's affairs by a notice served under section 8 (e)(3) or (g)(1) of Federal  Deposit  Insurance  Act (12  U.S.C.  1818
(e)(3) and (g)(1)) Cascade's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Cascade may in its discretion (i) pay Nelson all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

            (b) If Nelson is removed and/or permanently prohibited from participating in the conduct of Cascade's affairs by an order issued under section 8 (e)(4) or (g)(1) of the U.S.C. 1818 (e)(4) or (g)(1)), all obligations of Cascade under this Agreement shall terminate as of the effective date of the order, but vested rights of the Parties shall not be affected.

            (c) If Cascade is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but this paragraph (c) shall not affect any vested rights of the Parties.

                                                       KELLER ROHRBACK L.L.P.
                                                             SUITE 3200
                                                         1201 THIRD AVENUE
                                                  SEATTLE, WASHINGTON 98101-3052
                                                           (206) 623-1900

            (d) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary to the continued operation of Cascade:

            (i) By the Director of the Federal Deposit Insurance Corporation ("Director") or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of Cascade under the authority contained in 13(c) of the Federal Deposit Insurance Act; or

            (ii) By the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of Cascade or when Cascade is determined by the Director to be in an unsafe or unsound condition.

      11. Confidentiality. Nelson acknowledges that she will have access to certain proprietary and confidential information of Cascade and its clients. Nelson will not, after signing this Agreement, including during and after its Term, use for her own purposes or disclose to any other person or entity any confidential information concerning Cascade or its business operations or customers, unless: (i) Cascade consents to the use or disclosure of said confidential information, (ii) the use or disclosure is consistent with Nelson's duties under this Agreement, or (iii) disclosure is required by law or court order.

      12. Competition Restriction. During the Term and for twenty-four (24) months thereafter, if Nelson receives compensation under paragraph 8(d), she shall not become or serve as an officer, director, founder or employee of any financial institution with its main office in King, Snohomish or Pierce
Counties, or any other financial institution which, in the judgment of the Board, is in substantial competition with Cascade, unless Nelson has first obtained the Board's written consent. In the event Nelson breaches this condition, which breach is not corrected within fifteen (15) days of notice to Nelson of such breach, Nelson shall forfeit all right to receive all benefits or other payments remaining unpaid on the date of any such breach, and shall refund any payments received pursuant to paragraph 8(d) hereof, and all unexercised stock options which will be forfeited.

      13. No Solicitation. During the Term and for twenty-four (24) months thereafter, if Nelson receives compensation under paragraphs 8(d) or 9, she will not, directly or indirectly, solicit or attempt to solicit: (i) any employees of Cascade to leave their employment, or (ii) any customers of Cascade to remove their business from Cascade to participate in any manner in a competing business ("Competing Business"). "Competing Business" means any financial institution or trust company that competes with or will compete with Cascade in King, Snohomish or Pierce County, or any start-up or other financial institution or trust company in King, Snohomish or Pierce County.

      14. Return of Bank Property. If and when Nelson ceases, for any reason, to be employed by Cascade, Nelson must return to Cascade all keys, pass cards, identification cards and any other property of Cascade. At the same time, Nelson also must return to Cascade all originals and copies (whether in hard copy, electronic or other form) of any documents, drawings, notes, memoranda, designs, devices, diskettes, tapes, manuals, and specifications which constitute proprietary information or material of Cascade. The obligations in this paragraph include the return of documents and other materials which may be in Nelson's desk at work, in Nelson's car or place of residence, or in any other location under Nelson's control.

                                                       KELLER ROHRBACK L.L.P.
                                                             SUITE 3200
                                                         1201 THIRD AVENUE
                                                  SEATTLE, WASHINGTON 98101-3052
                                                           (206) 623-1900

      15. Enforcement of Confidentiality and Non-Competition Covenants. Cascade and Nelson stipulate that, in light of all of the facts and circumstances of the relationship between them, the covenants referred to in paragraphs 10, 12, 13, and 14 above, including, without limitation, their scope, duration and geographic extent, are fair and reasonably necessary for the protection of Cascade's confidential information, goodwill and other protectable interests. If a court of competent jurisdiction should decline to enforce any of those covenants and agreements, Nelson and Cascade request the court to reform these provisions to restrict Nelson's use of confidential information and Nelson's ability to compete with Cascade, to the maximum extent, in time, scope of activities, and geography, as the court finds enforceable.

      Nelson acknowledges that Cascade will suffer immediate and irreparable harm that will not be compensable by damages alone, if Nelson repudiates or breaches any of the provisions in paragraphs 10, 12, 13, and 14 above or threatens or attempts to do so. For this reason, under these circumstances, Cascade, in addition to and without limitation of any other rights, remedies or damages available to it at law or in equity, will be entitled to obtain temporary, preliminary and permanent injunctions in order to prevent or restrain the breach, and Cascade will not be required to post a bond as a condition for the granting of this relief.

      16. Adequate Consideration. Nelson specifically acknowledges the receipt of adequate consideration for the covenants contained in paragraphs 10, 12, 13, and 14 above and that Cascade is entitled to require her to comply with these paragraphs. These paragraphs will survive termination of this Agreement. Nelson represents that if her employment is terminated, whether voluntarily or involuntarily, she has the experience and capabilities sufficient to enable her to obtain employment in areas which do not violate this Agreement and that Cascade's enforcement of a remedy by way of injunction will not prevent Nelson from earning a livelihood.

      17. No Employee Contract Rights. Nothing contained in this Agreement shall be construed to abrogate, limit or affect the powers, rights and privileges of the Board to remove Nelson as President or Chief Executive Officer of Cascade, with or without the cause.

      18. Regulatory Agencies. The Parties fully acknowledge and recognize that Cascade and Nelson (insofar as she conducts Cascade's business) are regulated and governed by the Division of Banks for the State of Washington and the FDIC. In the event the Division of Banks, the FDIC or any other governmental agency with authority to regulate Cascade objects to, and requires modification of, any of the terms of this Agreement, the Parties agree that they shall abide by and modify the terms of this Agreement to comply with any and all requirements of that governmental agency.

      19. Dispute Resolution. The Parties agree to attempt to resolve all disputes arising out of this Agreement by mediation. Any party desiring mediation may begin the process by giving the other party a written Request to Mediate, describing the issues involved and inviting the other party to join with the calling party to name a mutually agreeable mediator and a timeframe for the mediation meeting. The Parties and mediator may adopt any procedural format that seems appropriate for the particular dispute. The contents of all discussions during the mediation shall be confidential and non-discoverable in subsequent arbitration or litigation, if any. If the Parties can, through the mediation process, resolve the dispute(s), the agreement reached by the Parties shall be reduced to writing, signed by the Parties, and the dispute shall be at an end.

                                                       KELLER ROHRBACK L.L.P.
                                                             SUITE 3200
                                                         1201 THIRD AVENUE
                                                  SEATTLE, WASHINGTON 98101-3052
                                                           (206) 623-1900

      If the result of the mediation is a recognition that the dispute cannot be successfully mediated, or if either party believes mediation would be unproductive or too slow, then either party may seek to resolve the dispute in accordance with the procedures established by Judicial Arbitration and Mediation Services, Inc.

      The award rendered by the arbitrator (whether through Judicial Arbitration and Mediation Services, Inc. or otherwise) shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

      The arbitrator shall allocate the costs charged by Judicial Arbitration and Mediation Services, Inc., or other arbitrator as the case may be, for the arbitration between the Parties in a manner which the arbitrator considers equitable. It is agreed that the arbitrator shall award to the prevailing or substantially prevailing party all fees incurred by such party with regard to such arbitration, including reasonable legal and accounting fees. If the arbitrator determines that there is no prevailing or substantially prevailing party, the legal and accounting fees shall be the responsibility of each party.

      20. Governing Law. All proceedings will be held at a place designated by the arbitrator in Snohomish County, Washington. The arbitrator, in rendering a decision as to any state law claims, will apply Washington law.

      21. Exception to Arbitration. Notwithstanding the above, if Nelson violates paragraphs 10, 12, 13, and 14 above, Cascade will have the right to initiate the court proceedings described in paragraph 15 above, in lieu of an arbitration proceeding. Cascade may initiate these proceedings wherever appropriate within Washington state, but Nelson will consent to venue and jurisdiction in Snohomish County, Washington.

      22. Notice. Any notice to be delivered under this Agreement shall be given in writing and delivered personally or by certified mail, postage prepaid, addressed to Cascade or to Nelson at their last known address.

      23. Independent Legal Counsel. Nelson acknowledges that she has had the opportunity to review and consult with her own personal legal counsel regarding this Agreement.

      24. Non-Waiver. No delay or failure by either party to exercise any right under this Agreement, and no partial single exercise of that right, shall constitute a waiver of that or any other right.

                                                       KELLER ROHRBACK L.L.P.
                                                             SUITE 3200
                                                         1201 THIRD AVENUE
                                                  SEATTLE, WASHINGTON 98101-3052
                                                           (206) 623-1900

      25. Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.

      26. Entire Agreement. This Agreement represents the entire agreement of the Parties. This Agreement supersedes any prior oral or written agreement between the Parties on the subject matter hereof. This Agreement may be superseded by another written agreement entered into between Nelson and Cascade on mutually agreeable terms, provided such agreement expressly by its terms supersedes this Agreement. The offer by Cascade to enter into any such agreement, or the entering into such agreement, shall not be considered to have terminated this Agreement, triggering the payment of benefits under paragraph 8 hereof.

      27. Binding Effect. It is agreed that all covenants, terms and conditions of this Agreement shall extend, apply to and firmly bind the heirs, executors, administrators, assigns and successors in interest of the respective parties hereto as fully as the respective parties themselves are bound. It is specifically understood that in the event of Nelson's death prior to the full payment of any benefit to which she is entitled under this Agreement, such payment(s) shall be made to her spouse and/or heirs as the case may be.

      IN WITNESS WHEREOF, the Parties have signed this Agreement on the day and year first above written.

CASCADE FINANCIAL CORPORATION

By: /s/ Janice Halladay                                      /s/ Carol K. Nelson
    -------------------------------------------------        -------------------
Title: Chair, Compensation & Personnel Committee             CAROL KOBUKE NELSON
       ----------------------------------------------

CASCADE BANK

By: /s/ Janice Halladay
    -------------------------------------------------
Title:Chair, Compensation & Personnel Committee
      -----------------------------------------------

                                                       KELLER ROHRBACK L.L.P.
                                                             SUITE 3200
                                                         1201 THIRD AVENUE
                                                  SEATTLE, WASHINGTON 98101-3052
                                                           (206) 623-1900